Exhibit 21

                          SOUTH JERSEY INDUSTRIES, INC.
                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2002



                                 Percentage of
                                 Voting Securities                 State of
                                 Owned by Parent    Relationship   Incorporation
                                 -----------------------------------------------

South Jersey Industries, Inc.    Registrant         Parent         New Jersey

South Jersey Gas Company  (4)    99.28              (1)            New Jersey

Marina Energy LLC (4)            100                (1)            New Jersey

South Jersey Energy
 Company (4)                     100                (1)            New Jersey

South Jersey Resources
 Group, LLC (4)                  100                (1)            Delaware

SJ EnerTrade, Inc. (4)           100                (2)            New Jersey

Energy & Minerals, Inc.  (4)     100                (1)            New Jersey

R&T Group, Inc.  (4)             100                (1)            New Jersey

South Jersey Fuel, Inc.  (4)     100                (3)            New Jersey




(1) Subsidiary of South Jersey Industries, Inc.
(2) Subsidiary of South Jersey Energy Company
(3) Subsidiary of Energy & Minerals, Inc.
(4) Subsidiary included in financial statements